Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)      ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)
700 South Flower Street	90017
Suite 500	(Zip code)
Los Angeles, California
(Address of principal executive offices)

Pogo Producing Company

(Exact name of obligor as specified in its charter)

Delaware	74-1659398
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
5 Greenway Plaza, Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

(6.875% Senior Subordinated Notes due 2017)

1.                 General information. Furnish the following information as to the trustee:

(a)         Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)         Whether it is authorized to exercise corporate trust powers.

Yes.

2.                 Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.          List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.                A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.                A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.                The consent of the trustee required by Section 321(b) of the Act.

7.                A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Dallas, and State of Texas, on the 20th day of December, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ PATRICK T GIORDANO
Name: Patrick T Giordano
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the issue of 6.875% Senior Subordinated Notes due 2017, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ PATRICK T GIORDANO
Name: Patrick T Giordano
Title: Vice President

Dallas, Texas
December 20, 2005

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

At the close of business September 30, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,137
Interest-bearing balances	0
Securities:
Held-to-maturity securities	70
Available-for-sale securities	62,090
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	41,000
Securities purchased under agreements to resell	84,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,259
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	242,352
Other Intangible Assets	16,506
Other assets	39,787
Total assets	$494,201

LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing	3,361
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	61,271
Total liabilities	$122,632
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus	294,125
Retained earnings	76,716
Accumulated other comprehensive income	(272)
Other equity capital components	0
Total equity capital	$371,569
Total liabilities, minority interest, and equity capital	$494,201

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K Klugman	)
Frank P. Sulzberger	)	Directors
)